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                                                                   EXHIBIT 10.78

                    SECOND AMENDMENT TO EMPLOYMENT AGREEMENT

THIS SECOND AMENDMENT TO EMPLOYMENT AGREEMENT (the "Amendment") is made by and between Proxim Corporation, a Delaware corporation (the "Company") and Kevin J. Duffy ("Executive"). The Company and Executive are parties to an Employment Agreement of December 5, 2002 (the "Agreement"), and they now wish to amend the Agreement in certain respects. Accordingly, the Company and Executive now agree as set forth below.

      1. The first sentence of Section 2a of the Agreement is deleted in its entirety and replaced with the following: "While employed hereunder, Executive shall serve as the Company's President and Chief Executive Officer."

      2. Executive's "Base Salary", as set forth in Section 3 of the Agreement, shall be increased to $425,000 per annum.

      3. Executive's "Target Bonus", as set forth in Section 4 of the Agreement, shall not be less than 100% of his Base Salary.

Except as modified by this Amendment, the Agreement shall remain in full force and effect.

IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement as of the date(s) set forth below.

Dated: January 11, 2005                        /s/ KEVIN J. DUFFY
                                               --------------------------------
                                               KEVIN J. DUFFY

Dated: January 11, 2005                        PROXIM CORPORATION

                                               By: /s/ Richard J. Tallman
                                                 ------------------------------
                                               Its: S.V.P. & General Counsel